Casa Montalvo Holdings Announces Reverse Merger With Advanced Cloud Storage, Inc.

Moorpark, California – December 21, 2012 – Casa Montalvo Holdings, Inc., a developer of branded alcoholic beverages, including Montalvo Tequila, (“Montalvo”), today announced that it has gone public via a reverse merger with Advanced Cloud Storage, Inc. (the “Company”)(OTCBB:ACSR) (“Advanced Cloud”).

On December 21, 2012, the Company acquired Montalvo in accordance with an Agreement and Plan of Share Exchange (the “Exchange”), whereby Montalvo exchanged all of its issued and outstanding capital stock in exchange for 59,000,000 shares of common stock, upon giving effect to a 32.4552 for one forward split, of which the Company is in the process of applying (the “Split”).

Upon effectiveness of the Split, as well as the cancellation of 10,000,000 shares held by the former majority shareholder of Advanced Cloud, there will be a total of approximately 66,700,000 shares of the Company’s common stock outstanding.

Also in connection with the Exchange, Advanced Cloud approved the change of its name to Montalvo Spirits, Inc. The Company intends to apply for a change of its stock symbol on the Over the Counter Bulletin Board to reflect this amendment.

In connection with the acquisition, the Company appointed Alex Viecco as Chief Executive Officer and as Chairman of the Board of Directors. The company also appointed Sergio Gonzalez Rivera as President and a director and Carlos Gonzalez Rivera as Chief Operating Officer and a director. Daniel Cahill was appointed as the Director of Sales of the company as well as a director.

“We are delighted to complete this transaction and become a public company,” said Alex Viecco, Montalvo CEO. “The going public transaction provides a strong financial foundation with enhanced access to capital and will further Montalvo’s strategy of developing artisanal spirit brands.”

Carlos Gonzalez Rivera, Montalvo COO and Master Distiller of Montalvo Tequila, added “we are extremely excited for the opportunity to expand the reach of Montalvo and to share our family’s tequila recipe with a much broader audience.”

About Montalvo Spirits, Inc.

Montalvo develops, markets and distributes premium alcoholic beverages, with the initial offering being the award-winning Montalvo Tequila. The Company plans to focus on artisanal spirit brands with a tradition of excellence and quality. Additional information concerning the Company is available on the Company’s website: http://montalvospirits.com

Forward-Looking Statements

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although the forward- looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our ability to maintain our website and associated computer systems, our ability generate sufficient market acceptance for our shipping products and services, our inability to generate sufficient operating cash flow, and general economic conditions. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company’s Current Report on Form 8-K filed on December 21, 2012, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward- looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Media Contact:

Amanda Duff

Amanda@DuffCommunications.com